Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of NexPoint Residential Trust, Inc. (the “Company”) for the period ending September 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, James Dondero, President of the Company, and Paul Richards, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 29, 2025	/s/ James Dondero
James Dondero President (Principal Executive Officer)

Dated: October 29, 2025	/s/ Paul Richards
Paul Richards Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary (Principal Financial Officer)